EXHIBIT 10.1

CREDIT AGREEMENT

DATED AS OF JUNE 1, 2015

AMONG

MGE ENERGY, INC.,

THE LENDERS,

JPMORGAN CHASE BANK, N.A.,

AS  ADMINISTRATIVE AGENT,

AND

BANK OF AMERICA, N.A.

AND

U.S. BANK NATIONAL ASSOCIATION,

AS SYNDICATION AGENTS,

J.P. MORGAN SECURITIES LLC

LEAD ARRANGER AND SOLE BOOK RUNNER

ARTICLE I

DEFINITIONS; ETC.

1

1.1.

Definitions

1

1.2.

Letter of Credit Amounts

12

ARTICLE II

THE CREDITS

13

2.1.

The Facility

13

2.2.

Advances

13

2.3.

Method of Borrowing

14

2.4.

Upfront Fee; Commitment Fee; Reductions in Aggregate Commitment

14

2.5.

Minimum Amount of Each Advance

15

2.6.

Optional Principal Payments

15

2.7.

Changes in Interest Rate, etc

15

2.8.

Rates Applicable After Default

15

2.9.

Method of Payment

16

2.10.

Noteless Agreement; Evidence of Indebtedness

16

2.11.

Telephonic Notices

17

2.12.

Interest Payment Dates; Interest and Fee Basis

17

2.13.

Notification of Advances, Interest Rates, Prepayments and Commitment Reductions  17

2.14.

Lending Installations

17

2.15.

Non-Receipt of Funds by the Administrative Agent

18

2.16.

Extension of Facility Termination Date

18

2.17.

Letters of Credit

19

2.18.

Increase in Aggregate Commitment

23

ARTICLE III

YIELD PROTECTION; TAXES

24

3.1.

Yield Protection

24

3.2.

Changes in Capital Adequacy Regulations

25

3.3.

Availability of Types of Advances

25

3.4.

Funding Indemnification

26

3.5.

Taxes

26

3.6.

Lender Statements; Survival of Indemnity

27

3.7.

Substitution of Affected Lender

28

ARTICLE IV

CONDITIONS PRECEDENT

28

4.1.

Initial Credit Extension

28

4.2.

Each Credit Extension

29

ARTICLE V

REPRESENTATIONS AND WARRANTIES

30

5.1.

Existence and Standing

30

5.2.

Authorization and Validity

30

5.3.

No Conflict; Government Consent

30

5.4.

Financial Statements

31

5.5.

Material Adverse Change

31

5.6.

Taxes

31

5.7.

Litigation and Contingent Obligations

31

5.8.

Subsidiaries

31

5.9.

ERISA

31

5.10.

Accuracy of Information

32

5.11.

Regulation U

32

5.12.

Compliance With Laws

32

5.13.

Ownership of Properties

32

5.14.

Plan Assets; Prohibited Transactions

32

5.15.

Environmental Matters

32

5.16.

Investment Company Act

33

5.17.

Insurance

33

5.18.

Regulatory Approval

33

ARTICLE VI

COVENANTS

33

6.1.

Financial Reporting

33

6.2.

Litigation

34

6.3.

Use of Proceeds

35

6.4.

Notice of Default

35

6.5.

Conduct of Business

35

6.6.

Taxes

35

6.7.

Insurance

35

6.8.

Compliance with Laws

35

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6.9.

Maintenance of Properties

36

6.10.

Inspection

36

6.11.

Merger

36

6.12.

Sale of Assets

36

6.13.

Liens

37

6.14.

Affiliates

39

6.15.

Financial Covenant

39

ARTICLE VII

DEFAULTS

39

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

41

8.1.

Acceleration; Letter of Credit Account

41

8.2.

Amendments

42

8.3.

Preservation of Rights

42

ARTICLE IX

GENERAL PROVISIONS

43

9.1.

Survival of Representations

43

9.2.

Governmental Regulation

43

9.3.

Entire Agreement

43

9.4.

Several Obligations; Benefits of this Agreement

43

9.5.

Expenses; Indemnification

43

9.6.

Numbers of Documents

44

9.7.

Accounting

44

9.8.

Severability of Provisions

44

9.9.

Nonliability of Lenders

45

9.10.

Confidentiality

45

9.11.

Nonreliance

46

9.12.

Disclosure

46

9.13.

USA PATRIOT ACT NOTIFICATION

46

ARTICLE X

THE ADMINISTRATIVE AGENT

46

10.1.

Appointment; Nature of Relationship

46

10.2.

Powers

47

10.3.

General Immunity

47

-iii-

10.4.

No Responsibility for Loans, Recitals, etc

47

10.5.

Action on Instructions of Lenders

47

10.6.

Employment of Administrative Agents and Counsel

48

10.7.

Reliance on Documents; Counsel

48

10.8.

Administrative Agent’s Reimbursement and Indemnification

48

10.9.

Notice of Default

48

10.10.

Rights as a Lender

49

10.11.

Lender Credit Decision

49

10.12.

Successor Administrative Agent

49

10.13.

Administrative Agent and Arranger Fees

50

10.14.

Delegation to Affiliates

50

10.15.

Other Agents

50

ARTICLE XI

SETOFF; RATABLE PAYMENTS

50

11.1.

Setoff

50

11.2.

Ratable Payments

51

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

51

12.1.

Successors and Assigns

51

12.2.

Participations

51

12.3.

Assignments

52

12.4.

Dissemination of Information

53

12.5.

Tax Treatment

53

12.6.

Restructure or Transfer

54

ARTICLE XIII

NOTICES

54

13.1.

Notices

54

13.2.

Electronic Communications

54

13.3.

Change of Address

55

ARTICLE XIV

COUNTERPARTS; EFFECTIVENESS

55

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL  55

15.1.

CHOICE OF LAW

55

15.2.

WAIVER OF JURY TRIAL

55

-iv-

SCHEDULES

Schedule I Lenders and Commitments

Pricing Schedule

Schedule 5.8 Subsidiaries

Schedule 6.13 Liens

EXHIBITS

Exhibit A Form of Opinion of Borrower’s Counsel
Exhibit B Form of Compliance Certificate
Exhibit C Form of Assignment
Exhibit D Form of Written Money Transfer Instructions
Exhibit E Form of Note

Exhibit F Form of Increase Request

CREDIT AGREEMENT

This Agreement, dated as of June 1, 2015, is among MGE Energy, Inc., the Lenders and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent.  The parties hereto agree as follows:

ARTICLE I

DEFINITIONS; ETC.

1.1.  Definitions.  As used in this Agreement:

“Administrative Agent” means JPMCB in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder (i) made by the Borrower from the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

 “Aggregate Commitment” means the aggregate of the Commitments of all the Lenders,  in the initial aggregate amount of $50,000,000, as changed from time to time pursuant to the terms hereof.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.

“Agreement” means this credit agreement.

 “Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (i) the Prime Rate as in effect on such day, (ii) the sum of the Federal Funds Effective Rate as in effect on such day plus 0.5% per annum and (iii) the Eurodollar Rate for a one month interest period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.

“Anniversary Date” is defined in Section 2.16.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption

“Arranger” means J.P. Morgan Securities LLC, a Delaware limited liability company, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

 “Authorized Officer” means any of the Chairman, President, Chief Financial Officer, Treasurer or an Assistant Treasurer of the Borrower, acting singly.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101 et seq.).

“Base Rate Margin” means, at any time, a percentage rate per annum determined in accordance with the Pricing Schedule.

“Borrower” means MGE Energy, Inc., a Wisconsin corporation, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.2.3.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List, as amended from time to time.

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“Change in Control” means (i) that the Borrower shall own less than 100% of the voting equity interests of Madison Gas or (ii) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the voting power of the outstanding shares of voting stock of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or, in the case of any Lender, such later date on which such Lender becomes a party to this Agreement) of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any governmental authority or (c) compliance by any Lender (or any Lending Installation of such Lender or any corporation controlling such Lender) with any request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued after such date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans and to issue or participate in Letters of Credit in an aggregate amount not exceeding the amount set forth on Schedule I hereto or as set forth in any assignment agreement relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

“Commitment Fee Rate” means, at any time, a percentage rate per annum determined in accordance with the Pricing Schedule.

“Consolidated Indebtedness” means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Total Capitalization” means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the Indebtedness of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract or the obligations of

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any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Conversion/Continuation Notice” is defined in Section 2.2.4.

“Credit Extension” means the making of an Advance or the issuance of a Letter of Credit.

“Declining Lender” is defined in Section 2.16.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of a Loan or any participation in a Letter of Credit within one Business Day of the date required to be funded by it hereunder, unless such failure has been cured; (b) has otherwise failed to pay over to the Administrative Agent, any Issuer or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or such failure has been cured; (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; or (d) is subject to a cease and desist or similar order issued by the Federal Deposit Insurance Corporation or a similar Governmental Authority with jurisdiction over such Lender that prevents, or is reasonably likely to prevent, such Lender from fulfilling is obligations hereunder on a timely basis.

“Eligible Successor” means a Person that (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Borrower, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) in the case of the Borrower, is acceptable to the Required Lenders.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

4

“Eurodollar Advance” means an Advance which bears interest based on the Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, if such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) two Business Days prior to the commencement of such Interest Period; provided that if no such rate is available to the Administrative Agent, the Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by reference to such other publicly available service for displaying interest rates for deposits in Dollars in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the average of the rates at which deposits in Dollars of $5,000,000 and for a maturity comparable to such Interest Period are offered in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period by the principal London office of the Administrative Agent and by one or more Lenders that are selected by the Administrative Agent and that agree to provide such information to the Administrative Agent; and provided, further, that if the “Eurodollar Base Rate” as determined pursuant to the foregoing provisions of this definition shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Eurodollar Loan” means a Loan which bears interest based on the Eurodollar Rate.

 “Eurodollar Rate” means, with respect to a Eurodollar Advance or Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the LIBOR Margin.  The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

 “Extension Request” is defined in Section 2.16.

“Facility Termination Date” means June 1, 2020 or any later date that is specified as the Facility Termination Date in accordance with Section 2.16 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

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“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which bears interest based on the Floating Rate.

“Floating Rate Loan” means a Loan which bears interest based on the Floating Rate.

“FRB” means the Board of Governors of the Federal Reserve System.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

 “Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations for borrowed money or for the deferred purchase price of Property or services, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (viii) Contingent Obligations in respect of any type of obligation described in any of the other clauses of this definition, (ix) obligations in respect of letters of credit (excluding obligations in respect of letters of credit supporting timely construction payments under a generation/transmission agreement with American Transmission Company, LLC or under similar agreements with American Transmission Company, LLC or other parties), (x) obligations in respect of Sale and Leaseback Transactions and (xi) Off-Balance Sheet Liabilities.  Obligations of any Person that would constitute Indebtedness solely because of such Person’s capacity as a general partner of a partnership that incurred such Indebtedness shall not constitute Indebtedness

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of such Person if such Indebtedness in non-recourse to the partnership and neither such Person nor any Subsidiary thereof has any Contingent Obligations with respect to such Indebtedness.

“Interest Period” means, with respect to a Eurodollar Advance, a period selected by the Borrower commencing on a Business Day and ending on the numerically corresponding day 7 or one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in the next, second, third or sixth succeeding month, as applicable, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month.  If an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if such next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Issuer” means each of JPMCB, Bank of America, N.A., U.S. Bank National Association and any other Lender approved by the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld or delayed), in each case in its capacity as an issuer of Letters of Credit hereunder.

“Issuer Documents” means with respect to any Letter of Credit, the related Letter Credit Application and any other document, agreement or instrument entered into by the applicable Issuer and the Borrower or in favor of the applicable Issuer and relating to such Letter of Credit.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Collateral Account” is defined in Section 2.17(k).

“LC Sublimit” means, for any Issuer, the maximum amount of Letter of Credit Obligations that such Issuer has agreed may be outstanding under all Letters of Credit issued by such Issuer.  As of the closing date, the respective LC Sublimits for the Issuers are (a) $25,000,000 for JPMCB, (b) $12,500,000 for Bank of America, N.A. and (c) $12,500,000 for U.S. Bank National Association.  The Borrower and any Issuer may from time to time agree in writing to increase or decrease such Issuer’s LC Sublimit without the consent or approval of any other Person.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.14.

“Letter of Credit” is defined in Section 2.17(a).

“Letter of Credit Application” is defined in Section 2.17(c).

“Letter of Credit Fee” is defined in Section 2.17(d).

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“Letter of Credit Fee Rate” means, at any time, a percentage rate per annum determined in accordance with the Pricing Schedule.

“Letter of Credit Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount of all Letters of Credit at such time plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at such time.

“LIBOR Margin” means, at any time, a percentage rate per annum determined in accordance with the Pricing Schedule.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, a loan made by such Lender pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, each Note issued pursuant to Section 2.10, each Letter of Credit and each Letter of Credit Application.

“Madison Gas” means Madison Gas and Electric Company, a Wisconsin corporation.

“Material Adverse Effect” means a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, on the ability of the Borrower to perform its obligations under this Agreement, or on the validity or enforceability of this Agreement.

“Modification” and “Modify” are defined in Section 2.17(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Pension Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” means any promissory note in the form of Exhibit E hereto issued at the request of a Lender pursuant to Section 2.10 to evidence its Loans.

 “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations and accrued and unpaid interest thereon, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to any Lender, the Administrative Agent, any Issuer or any indemnified party arising under the Loan Documents.

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“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) its pro rata share of the Letter of Credit Obligations at such time.

“Participants” is defined in Section 12.2.1.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Payment Date” means the last day of each month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a “pension plan” as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA, and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced by JPMCB from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

“Principal Subsidiary” means any Subsidiary  (i) which together with its Subsidiaries has assets having an aggregate book value exceeding 10% of the consolidated assets of the Borrower and its Subsidiaries, or (ii) which together with its Subsidiaries had net income in excess of 10%

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of the consolidated net income of the Borrower and its Subsidiaries for the most recently ended period of four fiscal quarters.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchasers” is defined in Section 12.3.1.

“Regulation D” means Regulation D of the FRB as from time to time in effect and any successor thereto or other regulation or official interpretation of the FRB relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the FRB as from time to time in effect and any successor or other regulation or official interpretation of the FRB relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.17 to reimburse the Issuers for amounts paid by the Issuers in respect of any one or more drawings under Letters of Credit.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Pension Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.5.

“Required Lenders” means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the Aggregate Outstanding Credit Exposure. Any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services, LLC business.

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“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled or more than 50% owned by any Person or Persons described in clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

 “SEC” means the Securities and Exchange Commission.

 “Single Employer Plan” means a Pension Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Transferee” is defined in Section 12.4.

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“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

“Unfunded Liability” means, in the case of a Single Employer Plan, the amount, if any, by which the present value of all vested benefits accrued to the date of determination under such Single Employer Plan exceeds the fair market actuarial value of all assets of such Single Employer Plan allocable to such benefits as of such date, calculated as of the most recent valuation date for such Single Employer Plan by such Single Employer Plan’s enrolled actuary using the actuarial assumptions used to calculate such Single Employer Plan’s minimum funding obligation under ERISA.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Welfare Plan” means a “welfare plan”, as such term is defined in section 3(1) of ERISA.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

1.2.  Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.3.  Other Interpretative Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless another document is specifically referenced and (iii) any reference to any law or regulation shall include all statutory and regulatory provisions consolidating, amending, supplementing, reforming, replacing or interpreting such law or regulation.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”;  and the word “to” means “to but excluding”.  Section headings herein are for convenience of reference only and shall not affect the interpretation of this Agreement

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ARTICLE II

THE CREDITS

2.1.  The Facility.

2.1.1.  Description of Facility.  The Lenders grant to the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set forth, (a) each Lender severally agrees to make Loans to the Borrower in accordance with Section 2.2 and  (b) each Issuer agrees to issue Letters of Credit for the account of the Borrower from time to time (and each Lender severally agrees to participate in each such Letter of Credit as more fully set forth in Section 2.17).

2.1.2.  Limitations on Outstandings.  In no event may (a) the Aggregate Outstanding Credit Exposure at any time exceed the Aggregate Commitment or (b) the Outstanding Credit Exposure of any Lender at any time exceed the amount of such Lender’s Commitment.

2.1.3.  Availability of Facility.  Subject to the terms of this Agreement, the facility is available from the date hereof to the Facility Termination Date, and the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date.  The Commitments shall expire on the Facility Termination Date.

2.1.4.  Repayment of Facility; Deposit of Cash Collateral.  Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date and on such date the Borrower will deposit into the LC Collateral Account an amount in immediately available funds equal to the aggregate stated amount of all Letters of Credit that will remain outstanding after the Facility Termination Date.

2.2.  Advances.

2.2.1.  Advances.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

2.2.2.  Types of Advances.  The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3.

2.2.3.  Method of Selecting Types and Interest Periods for Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto, from time to time.  The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 1:00 p.m. (New York time) (x) on the Borrowing Date of each Floating Rate Advance and (y) at least three Business Days before the Borrowing Date for each Eurodollar Advance.  A Borrowing Notice shall specify:

(i)

the Borrowing Date, which shall be a Business Day, of such Advance,

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(ii)

the aggregate amount of such Advance,

(iii)

the Type of Advance selected, and

(iv)

in the case of each Eurodollar Advance, the Interest Period applicable thereto (which may not end after the Facility Termination Date).

2.2.4.  Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either converted into Eurodollar Advances in accordance with this Section 2.2.4 or are repaid in accordance with Section 2.6.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar  Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance, or continuation of a Eurodollar Advance, not later than 1:00 p.m. (New York time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)

the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)

the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)

the amount of such Advance(s) which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.3.  Method of Borrowing.  Not later than 2:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.4.  Upfront Fee; Commitment Fee; Reductions in Aggregate Commitment.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender on the date hereof an upfront fee equal to 0.175% of such Lender’s Commitment.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Commitment Fee Rate on the average daily unused amount of such Lender’s Commitment from the date hereof to the Facility Termination Date, payable on the last day of each calendar quarter hereafter and on the Facility Termination Date; provided that the Borrower shall not be obligated to pay a commitment fee for the account of any Lender with respect to any period during which such Lender is a Defaulting Lender.  The Borrower may

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permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess of $5,000,000 upon at least two Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.  All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

2.5.  Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the amount of $1,000,000 (or a higher integral multiple of $500,000), and each Floating Rate Advance shall be in the amount of (i) $1,000,000 (or a higher integral multiple of $500,000) or, if applicable, (ii) the amount of then outstanding commercial paper being repaid with the proceeds of such Floating Rate Advance, provided that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.  The Borrower shall not request a Eurodollar Advance if, after giving effect to the requested Eurodollar Advance, more than ten separate Eurodollar Advances would be outstanding.

2.6.  Optional Principal Payments.  The Borrower may from time to time pay on any Business Day, without penalty or premium, all outstanding Floating Rate Advances, or, in the amount of $1,000,000 or a higher integral multiple of $500,000, any portion of the outstanding Floating Rate Advances upon notice to the Agent (not later than 1:00 p.m. (New York time)) on the proposed day of payment.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances or, in the amount of $1,000,000 (or, if less, the outstanding amount of any Eurodollar Advance) or a higher integral multiple of $500,000, any portion of any outstanding Eurodollar Advance upon two Business Days’ prior notice to the Administrative Agent.

2.7.  Changes in Interest Rate, etc.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.2.4 to the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.2.4, at a rate per annum equal to the Floating Rate plus the Base Rate Margin for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from the first day of the Interest Period applicable thereto to the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance.  No Interest Period may end after the Facility Termination Date.

2.8.  Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.2.3 or Section 2.2.4, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower

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(which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 1.5%  per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time, plus the Base Rate Margin, plus 1.5%  per annum and/or (iii) the Letter of Credit Fee Rate shall be increased by 1.5%  per annum, provided that, during the continuance of a Default under Section 7.7 or 7.8, the interest rates set forth in clauses (i) and (ii) above and the increase in the Letter of Credit Fee Rate set forth in clause (iii) above shall be applicable to all applicable Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

2.9.  Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Administrative Agent is hereby authorized to automatically charge the account of the Borrower maintained with JPMCB (account number: [627782006]) for each payment of principal, interest and fees as it becomes due hereunder.

2.10.  Noteless Agreement; Evidence of Indebtedness.  (1)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)

The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Letter of Credit and the amount of Letter of Credit Obligations outstanding and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)

The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

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(iv)

Any Lender may request that its Loans be evidenced by Notes.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by a Note payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.11.  Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances, and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.12.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity.  Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest calculated based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.13.  Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

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2.14.  Lending Installations.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and any Loan issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation.  Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.15.  Non-Receipt of Funds by the Administrative Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.16.  Extension of Facility Termination Date.  The Borrower may request an extension of the Facility Termination Date for up to two additional one-year periods by submitting a request for an extension to the Administrative Agent (an “Extension Request”) not more than 60 days or less than 30 days prior to any anniversary of the date of this Agreement (each an “Anniversary Date”).  In response to such request, each Lender shall, not later than 20 days prior to the applicable Anniversary Date, notify the Agent whether it is willing (in its sole and complete discretion) to extend the scheduled Facility Termination Date for an additional year (and any Lender that fails to give such notice to the Agent shall be deemed to have elected not to extend the scheduled Facility Termination Date).  The Agent will notify the Borrower of the Lenders’ decisions no later than 15 days prior to such Anniversary Date.  If Lenders holding more than 50% of the Commitments elect to extend the scheduled Facility Termination Date, then on such Anniversary Date the Commitments of such Lenders shall be extended for an additional year; provided that (i) no Default or Unmatured Default exists on such Anniversary Date and (ii) all representations and warranties are true and correct on such Anniversary Date, as though made as of such Anniversary Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).  No Lender shall be required to consent to any Extension Request and any Lender that elects, or is deemed to have elected, not to extend the scheduled Facility Termination Date (a “Declining Lender”) will have its Commitment terminated on the then existing scheduled Facility Termination Date (without regard to any extension by other Lenders).  The Borrower may, at its sole expense and effort, upon notice to any Declining Lender and the Administrative Agent, require any Declining Lender to assign and delegate its rights and obligations under this Agreement to an assignee

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selected by the Borrower and willing to accept such assignment (in accordance with, and subject to, the restrictions and consents otherwise required for assignments generally).

2.17.  Letters of Credit.

(a)

Issuance.  Each Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each a “Letter of Credit”) and to extend, increase, decrease or otherwise modify Letters of Credit (“Modify,” and each such action a “Modification”) from time to time from the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each Letter of Credit is issued or Modified, the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment; and provided, further, that no Issuer shall be obligated to issue or Modify any Letter of Credit if, after giving effect thereto, the outstanding Letter of Credit Obligations under all Letters of Credit issued by such Issuer would exceed the LC Sublimit for such Issuer.  No Letter of Credit shall have an expiry date later than (i) one year following the date of issuance thereof, provided that any Letter of Credit with a one-year tenor may provide for the extension thereof for additional one-year periods, and (ii) five Business Days prior to the scheduled Facility Termination Date.  Notwithstanding anything herein to the contrary, no Issuer shall have an obligation hereunder to issue, and no Issuer shall issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business (x) of or with any Sanctioned Person or (y) in any country or territory that is a Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b)

Participations.  Upon the issuance or Modification by any Issuer of a Letter of Credit in accordance with this Section 2.17, such Issuer shall be deemed, without further action by any Person, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any Person, to have unconditionally and irrevocably purchased from such Issuer, a participation in such Letter of Credit (and each Modification thereof) and the related Letter of Credit Obligations in proportion to its pro rata share.

(c)

Notice.  Subject to Section 2.17(a), the Borrower shall give the applicable Issuer and the Administrative Agent notice prior to 11:00 a.m. (New York time) at least three Business Days (or such lesser period of time as such Issuer may agree in its sole discretion) prior to the proposed date of issuance or Modification of each Letter of Credit, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit, and, in the case of an issuance or a Modification (other than an extension, increase or decrease, for which such information shall not be required), describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the applicable Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Letter of Credit.  The issuance or Modification by an Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such Issuer shall have no duty to ascertain, it being

19

understood, however, that such Issuer shall not issue any Letter of Credit if it has received written notice from the Borrower, the Administrative Agent or any Lender that any such condition precedent has not been satisfied), be subject to the conditions precedent that such Letter of Credit shall be satisfactory to such Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as such Issuer shall have reasonably requested (each a “Letter of Credit Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

(d)

Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective pro rata shares, with respect to each Letter of Credit, a letter of credit fee (the “Letter of Credit Fee”) at a per annum rate equal to the Letter of Credit Fee Rate in effect from time to time on the daily maximum amount available under such Letter of Credit, such fee to be payable in arrears on each Payment Date, on the Facility Termination Date and, if applicable, thereafter on demand; provided, further, that the Borrower shall not be obligated to pay a Letter of Credit Fee for the account of any Lender with respect to any period during which such Lender is a Defaulting Lender.  The Borrower shall also pay to each Issuer for its own account (x) a fronting fee in the amount agreed to by such Issuer and the Borrower from time to time, with such fee to be payable in arrears on the last day of each calendar quarter, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Letters of Credit in accordance with such Issuer’s standard schedule for such charges as in effect from time to time.

(e)

Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each Lender of the amount to be paid by such Issuer as a result of such demand and the proposed payment date (the “Letter of Credit Payment Date”).  The responsibility of any Issuer to the Borrower and each Lender shall be only to determine that the documents delivered under each Letter of Credit issued by such Issuer in connection with a demand for payment are in conformity in all material respects with such Letter of Credit.  Each Issuer shall endeavor to exercise the same care in its issuance and administration of Letters of Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such Issuer, each Lender shall be unconditionally and irrevocably obligated, without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such Issuer on demand for (a) such Lender’s pro rata share of the amount of each payment made by such Issuer under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.17(f) below, plus (b) interest on the foregoing amount, for each day from the date of the applicable payment by such Issuer to the date on which such Issuer is reimbursed by such Lender for its pro rata share thereof, at a rate per annum equal to the Federal Funds Effective Rate or, beginning on third Business Day after demand for such amount by such Issuer, the rate applicable to Floating Rate Advances.

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(f)

Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse each Issuer through the Administrative Agent on or before the applicable Letter of Credit Payment Date for any amount to be paid by such Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind; provided that the Borrower shall not be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower which the Borrower proves were caused by (a) the willful misconduct or gross negligence of such Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (b) such Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.  All such amounts paid by an Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Floating Rate Advances.  The Administrative Agent will pay to each Lender ratably in accordance with its pro rata share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender made payment to the applicable Issuer in respect of such Letter of Credit pursuant to Section 2.17(e).

(g)

Obligations Absolute.  The Borrower’s obligations under this Section 2.17 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuer, any Lender or any beneficiary of a Letter of Credit.  The Borrower further agrees with the Issuers and the Lenders that neither any Issuer nor any Lender shall be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Letter of Credit or any such transferee.  No Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.  The Borrower agrees that any action taken or omitted by any Issuer or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any Issuer or any Lender under any liability to the Borrower.  Nothing in this Section 2.17(g) is intended to limit the right of the Borrower to make a claim against any Issuer for damages as contemplated by the proviso to the first sentence of Section 2.17(f).

(h)

Actions of Issuers.  Each Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and

21

statements of legal counsel, independent accountants and other experts selected by such Issuer.  Each Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.17, each Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holder of a participation in any Letter of Credit issued by such Issuer.

(i)

Indemnification.  The Borrower agrees to indemnify and hold harmless each Lender, each Issuer and the Administrative Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Person may incur (or which may be claimed against such Person by any other Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which any Issuer may incur by reason of or in connection with (a) the failure of any other Lender to fulfill or comply with its obligations to such Issuer hereunder (but nothing herein contained shall affect any right the Borrower may have against any defaulting Lender) or  (b) by reason of or on account of such Issuer issuing any Letter of Credit which specifies that the term “Beneficiary” therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Person for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of any Issuer in determining whether a request presented under any Letter of Credit issued by such Issuer complied with the terms of such Letter of Credit or (y) any Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.  Nothing in this Section 2.17(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(j)

Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its pro rata share, indemnify each Issuer and its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and charges), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.17 or any action taken or omitted by such indemnitees hereunder.

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(k)

LC Collateral Account.  The Borrower agrees that it will establish on the Facility Termination Date (or on such earlier date as may be required pursuant to Section 8.1), and thereafter maintain so long as any Letter of Credit Obligation remains outstanding or any other amount is payable to any Issuer or the Lenders in respect of any Letter of Credit, a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 8.1.  The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account, to secure the prompt and complete payment and performance of the Obligations.  The Administrative Agent will invest any funds on deposit from time to time in the LC Collateral Account in certificates of deposit of JPMCB having a maturity not exceeding 30 days.  If funds are deposited in the LC Collateral Account pursuant to Section 2.1.4 and the provisions of Section 8.1 are not applicable, then the Administrative Agent shall release from the LC Collateral Account to the Borrower, upon the request of the Borrower, an amount equal to the excess (if any) of all funds in the LC Collateral Account over the Letter of Credit Obligations.

(l)

Rights as a Lender.  In its capacity as a Lender, each Issuer shall have the same rights and obligations as any other Lender.

2.18.  Increase in Aggregate Commitment.

(a)

The Borrower may, from time to time (but not on more than four occasions during the term of this Agreement), by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit F, request that the Aggregate Commitment be increased; provided that (i) the aggregate amount of all such increases during the term of this Agreement shall not exceed $25,000,000 and (ii) any such increase in the Aggregate Commitment shall be in an amount equal to $10,000,000 or a higher integral multiple of $1,000,000 (or, if less, the remaining amount of the increases permitted under this Section 2.18).

(b)

Any increase in the Aggregate Commitment may be effected by (i) increasing the Commitment of one or more Lenders which have agreed to such increase and/or (ii) subject to clause (d) below, adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment in an amount agreed to by any such Additional Lender.

(c)

Any increase in the Aggregate Commitment pursuant to this Section 2.18 shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Borrower and, as applicable, each Lender that has agreed to increase its Commitment and each Additional Lender) after the date on which the Administrative Agent has acknowledged receipt of the applicable increase letter in the

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form of Annex 1 (in the case of an increase in the Commitment of an existing Lender) or Annex 2 (in the case of the addition of an Additional Lender) to Exhibit F.

(d)

No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent and each Issuer (which consents shall not be unreasonably withheld or delayed), and each increase in the Aggregate Commitment may only be effected if there is no Default or an Unmatured Default and the Borrower confirms the accuracy of all representations and warranties.

(e)

The Administrative Agent shall promptly notify the Borrower and the Lenders of any increase in the Aggregate Commitment pursuant to this Section 2.18 and of the Commitment and pro rata share of the Aggregate Commitment of each Lender after giving effect thereto.  The parties hereto agree that, notwithstanding any other provision of this Agreement, the Administrative Agent, the Borrower, each Additional Lender and each increasing Lender, as applicable, may make arrangements to stage the timing of any such increase, or to cause an Additional Lender or an increasing Lender to temporarily hold risk participations in the outstanding Advances of the other Lenders (rather than fund its pro rata share of all outstanding Advances concurrently with the applicable increase), in each case with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Aggregate Commitment.  The Borrower acknowledges that if, as a result of a non-pro-rata increase in the Aggregate Commitment, any Eurodollar Advance is prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 3.4.

ARTICLE III

YIELD PROTECTION; TAXES

3.1.  Yield Protection.  If any Change in Law:

(i)

subjects any Lender, any applicable Lending Installation or any Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans or Letters of Credit or participations therein, or

(ii)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, any applicable Lending Installation or any Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)

imposes any other condition the result of which is to increase the cost to any Lender, any applicable Lending Installation or any Issuer of making, funding or maintaining its Eurodollar Loans or of issuing or participating in Letters of Credit or reduces any amount receivable by any Lender, any applicable Lending Installation or any Issuer in connection with its Eurodollar Loans or Letters of Credit, or requires any Lender, any applicable Lending Installation or any Issuer to make any payment calculated by reference to the amount of

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Eurodollar Loans or Letters of Credit held or interest received by it, by an amount deemed material by such Lender or such Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender, the applicable Lending Installation or such Issuer of making or maintaining its Eurodollar Loans, Letters of Credit or Commitment or to reduce the return received by such Lender, the applicable Lending Installation or such Issuer in connection with such Eurodollar Loans, Letters of Credit or Commitment, then, within 15 days of demand by such Lender or such Issuer, the Borrower shall pay such Lender or such Issuer such additional amount or amounts as will compensate such Lender or such Issuer for such increased cost or reduction in amount received; provided that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made; and provided further that the foregoing proviso shall in no way limit the right of any Lender or any Issuer to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any Change in Law if such demand is made within 90 days after the implementation of such Change in Law.

3.2.  Changes in Capital Adequacy Regulations.  If a Lender or an Issuer determines the amount of capital required or expected to be maintained by such Lender or such Issuer, any Lending Installation of such Lender or any corporation controlling such Lender or such Issuer is increased as a result of a Change in Law, then, within 15 days of demand by such Lender or such Issuer the Borrower shall pay such Lender or such Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or such Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment (after taking into account such Lender’s or such Issuer’s policies as to capital adequacy).

3.3.  Availability of Types of Advances.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then (i) the obligation of any such affected Lender to make, continue or convert Loans into Eurodollar Loans shall be suspended (subject to the following paragraph of this Section 3.3) until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) all Eurodollar Loans of such affected Lender then outstanding shall, on the last day of the then applicable Interest Period (or such earlier date as such affected Lender shall designate upon not less than five Business Days’ prior written notice to the Administrative Agent), be automatically converted into Floating Rate Loans.

If the obligation of any Lender to make, continue or convert into Eurodollar Loans has been suspended pursuant to the preceding paragraph, then, unless and until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist, (i) all Loans that would otherwise be made by such Lender as Eurodollar Loans shall instead be made as Floating Rate Loans and (ii) to the extent that Eurodollar Loans of such Lender have been converted into Floating Rate Loans pursuant to the preceding paragraph or made instead as Floating Rate Loans pursuant to clause (i) of this paragraph, all payments and prepayments of principal that would have otherwise been applied to

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such Eurodollar Loans of such Lender shall be applied instead to such Floating Rate Loans of such Lender.

3.4.  Funding Indemnification.  If any conversion or payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, paid, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5.  Taxes.  (2)  All payments by the Borrower to or for the account of any Lender, any Issuer or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (“Other Taxes”).

(iii)

The Borrower hereby agrees to indemnify the Administrative Agent, each Lender and each Issuer for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, such Lender or such Issuer as a result of its Commitment, any Loans made or Letters of Credit issued by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, such Lender or such Issuer makes demand therefor pursuant to Section 3.6.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement (or, if later, the date it becomes a party hereto), (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case

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may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)

For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)

If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

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3.6.  Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender or each Issuer, as applicable, shall deliver a written statement of such Lender or such Issuer to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender or such Issuer determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender or any Issuer shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7.  Substitution of Affected Lender.  If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into Eurodollar Loans has been suspended pursuant to Section 3.3; (ii) any Lender has demanded compensation under Section 3.1, 3.2 or 3.5 or (iii) any Lender is a Defaulting Lender, then the Borrower shall have the right to designate a substitute lender or lenders (which may be one or more of the other Lenders) mutually satisfactory to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld or delayed) to purchase for cash, pursuant to an Assignment Agreement in substantially the form of Exhibit C hereto, the Outstanding Credit Exposure of such Lender and to assume the Commitment of such Lender, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender’s Outstanding Credit Exposure plus any accrued and unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 3.4 if the Outstanding Credit Exposure of such Lender was prepaid in its entirety on the date of consummation of such assignment.

ARTICLE IV

CONDITIONS PRECEDENT

4.1.  Initial Credit Extension.  The Lenders and the Issuers shall not be required to make the initial Credit Extension hereunder unless the Borrower has made payment to the Administrative Agent for the account of the Lenders in immediately available funds the upfront fees payable under Section 2.4 and the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

(i)

Copies of the restated articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other

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information required by Section 326 of the Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by Section 326 of the Patriot Act.

(ii)

Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

(iii)

An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(iv)

A certificate, signed by the chief financial officer of the Borrower, stating that on the date of this Agreement (a) the representations and warranties contained in Article V are true and correct in all material respects and (b) no Default or Unmatured Default has occurred and is continuing.

(v)

A written opinion of the Borrower’s counsel, addressed to the Lenders in substantially the form of Exhibit A.

(vi)

Any Note requested by a Lender pursuant to Section 2.10 payable to the order of such requesting Lender.

(vii)

Evidence satisfactory to the Administrative Agent of any required governmental approvals or consents regarding this Agreement.

(viii)

Evidence that the Credit Agreement dated July 30, 2010 among the Borrower, various financial institutions and JPMCB, as administrative agent, has been terminated and all amounts payable thereunder (other than contingent indemnity obligations) have been paid in full.

(ix)

Such other documents as any Lender or its counsel may have reasonably requested.

4.2.  Each Credit Extension.  The Lenders and the Issuers shall not be required to make any Credit Extension unless on the date of such Credit Extension:

(i)

No Default or Unmatured Default exists or would result from such Credit Extension.

(ii)

The representations and warranties contained in Article V (other than, in the case of each Credit Extension to be made after the date of this Agreement, Sections 5.5 and 5.7) are true and correct in all material respects as of the date of such Credit Extension except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

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(iii)

All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders, the Issuers and their counsel (including evidence satisfactory to the Administrative Agent of any required governmental approvals or consents regarding such Credit Extension).

Each delivery of a Borrowing Notice and each request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.  Any Lender may require delivery of a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1.  Existence and Standing.  Each of the Borrower and each Principal Subsidiary is a corporation, partnership (in the case of Principal Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization.  Each of the Borrower and each Principal Subsidiary has all requisite authority to conduct its business in each jurisdiction in which its business is conducted other than where the failure to be so authorized would not reasonably be expected to have a Material Adverse Effect.

5.2.  Authorization and Validity.  The Borrower has the power and authority and legal right to execute and deliver the Loan Documents  and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.3.  No Conflict; Government Consent.  Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Principal Subsidiaries or (ii) the Borrower’s or any Principal Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Principal Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Principal Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent,

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adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Principal Subsidiaries, is required to be obtained by the Borrower or any of its Principal Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4.  Financial Statements.  The December 31, 2014 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5.  Material Adverse Change.  Since December 31, 2014, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

5.6.  Taxes.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP.  The United States income tax returns of the Borrower and its Subsidiaries through the fiscal year ended December 31, 2010, are not subject to audit by the Internal Revenue Service.  No tax liens have been filed and no claims are being asserted with respect to any such taxes, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7.  Litigation and Contingent Obligations.  There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, overtly threatened against or affecting the Borrower or any of its Principal Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extension.  Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8.  Subsidiaries.  Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are

31

relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9.  ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $40,000,000.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $40,000,000 in the aggregate.  Each Pension Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event for which the PBGC has not waived the 30-day notice requirement has occurred with respect to any Pension Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Pension Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Pension Plan.

5.10.  Accuracy of Information.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of the time when made or delivered.

5.11.

Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12.  Compliance With Laws.  The Borrower and its Principal Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13.  Ownership of Properties.  On the date of this Agreement, the Borrower and its Principal Subsidiaries have good title, free of all Liens other than those permitted by Section 6.13, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

5.14.  Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.15.  Environmental Matters.  In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities

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accruing to the Borrower due to Environmental Laws.  On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect, except to the extent disclosed in the Borrower’s Form 10-K and Form 10-Q reports filed with the SEC prior to the date hereof.  Except to the extent disclosed in the Borrower’s Form 10-K and Form 10-Q reports filed with the SEC prior to the date hereof, neither the Borrower nor any Principal Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16.  Investment Company Act.  Neither the Borrower nor any Subsidiary is required to register as an “investment company” under the Investment Company Act of 1940.

5.17.  Insurance.  The Borrower and its Principal Subsidiaries maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.

5.18.  Regulatory Approval.  No consent, authorization or approval of, and/or filing or registration with, any governmental body or regulatory authority is required in connection with the execution, delivery or performance of the Loan Documents or for the consummation of the transactions herein contemplated, or for the validity or enforceability thereof.

5.19.  Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors and officers and, to the knowledge of the Borrower, the Borrower’s and the applicable Subsidiaries’ respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No Borrowing, Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

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6.1.  Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

(i)

Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

(ii)

Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief executive officer, chief financial officer or treasurer.

(iii)

Notwithstanding the preceding provisions of this Section 6.1, if and so long as the Borrower shall file regular and periodic reports with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, delivery to the Administrative Agent of copies of the Borrower’s reports on Forms 10K and 10Q promptly following filing thereof with the SEC, but in any event not later than within the periods set forth in subsections 6.1(i) and (ii), shall constitute full compliance with those sections.

(iv)

Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief executive officer, chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)

As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Pension Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing such Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vi)

As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Principal Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Principal Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Principal Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.  The Borrower may satisfy any such notice requirement by delivering to the Administrative Agent a copy of the Borrower’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

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(vii)

Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Principal Subsidiaries files with the SEC.

(viii)

Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2.  Litigation.  The Borrower shall promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings before any governmental or regulatory authority or agency, to which the Borrower or its Principal Subsidiaries is a party, except proceedings that would not reasonably be expected to have a Material Adverse Effect.  The Borrower may satisfy any such notice requirement by delivering to the Administrative Agent a copy of the Borrower’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

6.3.  Use of Proceeds.  The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances and the Letters of Credit for general corporate purposes (in compliance with all applicable legal and regulatory requirements).

6.4.  Notice of Default.  The Borrower will, and will cause each Principal Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default of which it becomes aware and of any other development, financial or otherwise, of which it becomes aware which could reasonably be expected to have a Material Adverse Effect.  The Borrower may satisfy any such notice requirement by delivering to the Administrative Agent a copy of the Borrower’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

6.5.  Conduct of Business.  The Borrower will, and will cause each Principal Subsidiary to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and (c) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and the failure so to maintain such authority would reasonably be expected to have a Material Adverse Effect, provided that this Section shall not be deemed to prohibit any transaction permitted under Section 6.11 or 6.12.

6.6.  Taxes.  The Borrower will, and will cause each Principal Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles or where nonpayment could not reasonably be expected to have a Material Adverse Effect.

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6.7.  Insurance.  The Borrower will, and will cause each Principal Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.8.  Compliance with Laws.  The Borrower will, and will cause each Principal Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, except where noncompliance would not have a Material Adverse Effect. Without limiting the foregoing, the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.9.  Maintenance of Properties.  The Borrower will, and will cause each Principal Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property (except such Property the failure of which to maintain or preserve would not have individually or in the aggregate, a Material Adverse Effect) in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.10.  Inspection.  Subject to Section 9.11, the Borrower will, and will cause each Principal Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Principal Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Principal Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Principal Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

6.11.  Merger.  The Borrower will not, nor will it permit any Principal Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and (ii) the Borrower or any Principal Subsidiary may merge with or into or consolidate with any other Person; provided that, in each case, immediately before and after giving effect thereto, no Default or Unmatured Default shall have occurred and be continuing and (A) in the case of any such merger or consolidation to which the Borrower is a party, either (x) the Borrower shall be the surviving entity or (y) the surviving entity shall be an Eligible Successor and shall have assumed all of the obligations of the Borrower under this Agreement and the Letters of Credit pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (B) subject to clause (A) above, in the case of any such merger or consolidation to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity.

6.12.  Sale of Assets.  The Borrower will not, nor will it permit any Principal Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

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(i)

Dispositions of inventory in the ordinary course of business.

(ii)

Dispositions of assets which have become obsolete or no longer used or useful in the business of the Borrower or any such Principal Subsidiary.

(iii)

Dispositions of equipment or real property to the extent that (A) such disposition is in the ordinary course of Business or (B) such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property.

(iv)

Dispositions of Property by a Subsidiary to the Borrower or another Subsidiary.

(v)

Dispositions of Property that, together with all other Property of the Borrower and its Principal Subsidiaries previously leased, sold or disposed of (other than dispositions permitted by the foregoing provisions of this Section 6.12) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

6.13.  Liens.  The Borrower will not, nor will it permit any Principal Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Principal Subsidiaries, except:

(i)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings diligently conducted.

(iii)

Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)

Liens incidental to the normal conduct of the business of the Borrower or any Subsidiary or the ownership of its property or the conduct of the ordinary course of its business, including (A) zoning restrictions, easements, rights of way, reservations, restrictions on the use of real property and other minor irregularities of title, (B) rights of lessees under leases, (C) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in the possession of such banks, (D) Liens or deposits to secure the performance of statutory obligations, tenders, bids, leases, progress payments, performance or return-of-money bonds, performance or other similar bonds or other obligations of a similar nature incurred in the ordinary course of business, and (E) Liens required by any contract or statute in order to permit the Borrower or a Subsidiary of the Borrower to perform any contract or subcontract made by it with or pursuant to the requirements of a governmental entity, in each case which are not incurred in connection with

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the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair the use of property in the operation of the business of the Borrower and its Subsidiaries taken as a whole.

(v)

Liens on property existing at the time of acquisition thereof or Liens affecting property of a Person existing at the time it becomes a Subsidiary of the Borrower or at the time it is merged into or consolidated with the Borrower or a Subsidiary of the Borrower; provided that, in either case, such Liens were not granted in contemplation of such acquisition or in contemplation of the transaction pursuant to which such Person became a Subsidiary; and provided further that in either case, such Liens do not extend to or cover any property of the Borrower or of any of its Subsidiaries other than the property that secured the acquired Indebtedness prior to the time such Indebtedness became Indebtedness of the Borrower or a Subsidiary.

(vi)

Liens on property securing Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, provided that such Liens do not extend to or cover any other property of the Borrower or any Subsidiary and the Indebtedness secured thereby was incurred to pay, and does not exceed, the purchase price thereof.

(vii)

Liens on any improvements to property securing Indebtedness incurred to provide funds for all or part of the cost of such improvements in a principal amount not exceeding the cost of acquisition or construction of such improvements and incurred within 12 months after completion of such improvements or construction, provided that such Liens do not extend to or cover any property of the Borrower or any Subsidiary other than such improvements.

(viii)

Liens to government entities granted to secure pollution control or industrial revenue bond financings, which Liens in each financing transaction cover only the property the acquisition of which, or the construction of which, was financed by such financing, and property related thereto.

(ix)

any Lien incurred or deposits to secure the performance of surety bonds incurred in the ordinary course of business consistent with past practice, provided that such Liens shall cover only the Borrower’s or its Subsidiaries’ interests in and relating to the contract underlying the transaction for which such surety bonds were issued.

(x)

Liens on cash or cash equivalents created or existing to secure stay or appeal bonds or otherwise resulting from any litigation or legal proceeding which are being contested in good faith by appropriate action promptly initiated and diligently conducted, including the Lien of any judgment; provided that the aggregate amount secured by all such Liens does not exceed $48,000,000.

(xi)

Liens securing any extension, renewal, replacement or refinancing of Indebtedness secured by any Lien referred to in the foregoing clauses (v), (vi), (vii), (viii), and (xii); provided that

(A)

such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and

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(B)

the amount secured by such Lien at such time is not increased to any amount greater than the amount outstanding at the time of such renewal, replacement or refinancing.

(xii)

agreements for and obligations relating to the joint or common use of property owned by the Borrower or any Principal Subsidiary in common or jointly with one or more other parties.

(xiii)

Liens existing on the date hereof and described in Schedule 6.13.

6.14.  Affiliates.  The Borrower will not, and will not permit any Principal Subsidiary to, enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Principal Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Principal Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (ii) capital contributions to, or equity investments in, MGE Transco Investments, LLC in connection with MGE Transco Investments, LLC’s capital contributions to, or equity investments in, American Transmission Company LLC or its Affiliates or (iii) pursuant to agreements or transactions authorized or approved by the Public Service Commission of Wisconsin or federal utilities regulatory bodies (provided that in the case of any agreement or transaction having terms that are less favorable to the Borrower or such Principal Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, such authorization or approval acknowledges the non-arms-length nature of such terms).

6.15.  Financial Covenant.  The Borrower will not permit the ratio of (i) its Consolidated Indebtedness to (ii) its Consolidated Total Capitalization to exceed 0.65 to 1.0 at any time.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1.  The Borrower shall default in the payment of any principal of any Loan when due or in the payment of any Reimbursement Obligations within one Business Day after the same becomes due.

7.2.  The Borrower shall default in the payment of interest on any Loan or any other amount payable by it hereunder and such default shall continue for two Business Days after the same becomes due and payable.

7.3.  The Borrower or any of its Principal Subsidiaries shall default in the payment when due of any principal of or interest on Indebtedness with an aggregate principal amount of $48,000,000 or more if the effect of such default is to accelerate, or permit the acceleration of, such Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to Indebtedness shall occur if the effect of such event is to cause, or permit

39

the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity.

7.4.  Any representation, warranty or certification made or deemed made herein by the Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made, deemed made, or furnished in any material respect.

7.5.  The Borrower shall default in the performance of its obligations under Section 6.3, 6.4, 6.10, 6.11, 6.12, 6.13, 6.14 or 6.15.

7.6.  The Borrower shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a senior officer of the Borrower becomes aware of such default, or (ii) the date on which notice thereof is given to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent).

7.7.  The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

7.8.  The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

7.9.  A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code.

7.10.  A final judgment or judgments for the payment of money in excess of $48,000,000 in the aggregate that is not covered by insurance, performance bonds or the like shall be rendered by a court or courts against the Borrower or any of its Principal Subsidiaries, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 90 days from the date of entry thereof and the Borrower or the relevant Principal Subsidiary shall not, within such period of 90 days, or such longer period

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during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

7.11.  Any of the following events shall occur with respect to any Pension Plan:

(i)

the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $48,000,000; or

(ii)

the complete or partial withdrawal from any Pension Plan by the Borrower or any member of its Controlled Group if, as a result of such withdrawal, the Borrower or any such member could incur any liability by such Pension Plan in excess of $40,000,000; or

(iii)

a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

7.12.  Any license, consent, authorization or approval, filing or registration now or hereafter necessary to enable the Borrower to comply with its obligations hereunder or under any other Loan Document shall be revoked, withdrawn, withheld or not effected or shall cease to be in full force and effect.

7.13.  A Change in Control shall occur.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.  Acceleration; Letter of Credit Account.  If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuers to issue Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any Lender or any Issuer and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the LC Collateral Account, equal to the excess of  the amount of Letter of Credit Obligations at such time over  the amount on deposit in the LC Collateral Account at such time that is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such excess, the “Collateral Shortfall Amount”).  If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (x) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuers to issue Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (y) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act,

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pay to the Administrative Agent in immediately available funds the Collateral Shortfall Amount, which funds shall be deposited in the LC Collateral Account.

If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2.  Amendments.  Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided that no such supplemental agreement shall:

(i)

without the consent of each Lender affected thereby:

(a)

extend the Facility Termination Date or the final maturity of any Loan, forgive all or any portion of the principal amount of any Loan or reduce the rate or extend the time of payment of any interest or fees hereunder;

(b)

extend the expiry date of any Letter of Credit to a date after the Facility Termination Date; or

(c)

increase the amount of the Commitment of any Lender; or

(d)

amend Section 11.2; or

(ii)

without the consent of all Lenders:

(a)

reduce the percentage specified in the definition of Required Lenders;

(b)

permit the Borrower to assign its rights under this Agreement;

(c)

amend this Section 8.2; or

(d)

release any funds from the LC Collateral Account, except to the extent such release is expressly permitted hereunder.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision of this Agreement relating to any Issuer shall be effective without the written consent of such Issuer.  The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or

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disapprove any amendment, waiver or consent hereunder, except for matters described in subsection (i) or clauses (c) and (d) of subsection (ii) of this Section 8.2.

8.3.  Preservation of Rights.  No delay or omission of the Lenders, the Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Lenders and the Issuers until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1.  Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive during the period that the Credit Extensions are outstanding.

9.2.  Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.  Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Lenders and the Issuers and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the Lenders and the Issuers relating to the subject matter thereof other than the fee letter described in Section 10.13.

9.4.  Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.5, 9.9 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.5.  Expenses; Indemnification.  (3)  The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and

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out-of-pocket expenses (including attorneys’ fees and charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent, the Arranger, each Lender and each Issuer for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arranger, such Lender and such Issuer, which attorneys may be employees of the Administrative Agent, the Arranger, such Lender or such Issuer) paid or incurred by the Administrative Agent, the Arranger, any Lender or any Issuer in connection with the collection and enforcement of the Loan Documents.  Expenses being reimbursed by the Borrower under this Section include costs and expenses incurred in connection with the Reports described in the following sentence.  The Borrower acknowledges that from time to time JPMCB may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by JPMCB from information furnished to it by or on behalf of the Borrower, after JPMCB has exercised its rights of inspection pursuant to this Agreement.

(ii)

The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, each Lender, each Issuer, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, any Lender, any Issuer or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.  In the case of any investigation, litigation or proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a third party, by the Borrower or by an affiliate of the Borrower.  The obligations of the Borrower under this Section 9.5 shall survive the payment of the Obligations and the termination of this Agreement.

9.6.  Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.7.  Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis (i) shall be made for the Borrower and all its Subsidiaries, and (ii) shall exclude any assets, liabilities, revenues and expenses that are included in Borrower’s financial statements from other “variable interest entities” as a result of the application of FIN No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as updated through FIN No. 46-R and as modified by FIN No. 94.

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If at any time any change in GAAP (including the adoption of International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrower or the Required Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, which shall not be unreasonably withheld, delayed or conditioned); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

9.8.  Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.9.  Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the Issuers and the Administrative Agent on the other hand shall be solely that of borrower and lender.  None of the Administrative Agent, the Arranger, any Lender or any Issuer shall have any fiduciary responsibilities to the Borrower.  None of the Administrative Agent, the Arranger, any Lender or any Issuer undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that none of the Administrative Agent, the Arranger, any Lender or any Issuer shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  None of the Administrative Agent, the Arranger, any Lender or any Issuer shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.10.  Confidentiality.  Each Lender agrees to maintain the confidentiality of Information (as defined below) which it may receive from the Borrower pursuant to this Agreement or in connection with any inspection conducted pursuant to Section 6.10, except for disclosure (i) to its Affiliates, to other Lenders and their respective Affiliates and the directors, officers, employees, agents, trustees, advisors and representatives of any of the foregoing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, (viii) with the consent of Borrower, and (ix) to

45

the extent such Information (a) becomes publicly available other than as a result of a breach of this Section or (b) becomes available to any Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, JPMCB or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.11.  Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the FRB) for the repayment of the Loans provided for herein.

9.12.  Disclosure.  The Borrower and each Lender hereby acknowledge and agree that JPMCB and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.13.  USA PATRIOT ACT NOTIFICATION.  The following notification is provided to the Borrower pursuant to Section 326 of the Patriot Act and 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Lenders will ask for the Borrower’s name, tax identification number, business address and other information that will allow the Administrative Agent and the Lenders to identify the Borrower.  The Administrative Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1.  Appointment; Nature of Relationship.  JPMorgan Chase Bank, N.A. is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term

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“Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2.  Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.  General Immunity.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4.  No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.  The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

10.5.  Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other

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Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as appropriate, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.  Employment of Administrative Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7.  Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8.  Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and

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(ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10.  Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.11.  Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger, any Issuer or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any Issuer or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.  Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arranger hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.

10.12.  Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required

49

Lenders, such removal to be effective on the date specified by the Required Lenders; provided that the Administrative Agent may not be removed unless the Administrative Agent (in its individual capacity) and any affiliate thereof acting as an Issuer is relieved of all of its duties as an Issuer pursuant to documentation reasonably satisfactory to such Person on or prior to the date of such removal.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13.  Administrative Agent and Arranger Fees.  The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger from time to time.

10.14.  Delegation to Affiliates.  The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15.  Other Agents.  The Syndication Agents shall not have any duties or obligations of any kind under this Agreement.

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ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1.  Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2.  Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 and payments made to any Issuer in respect of Reimbursement Obligations so long as the Lenders have not funded their participations therein) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Aggregate Outstanding Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.  Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligation to its trustees; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any

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assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

12.2.  Participations.

12.2.1.  Permitted Participants; Effect.  Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2.  Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3.  Benefit of Setoff.  The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3.  Assignments.

12.3.1.  Permitted Assignments.  Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto.  The consent of the Borrower, each Issuer and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default has

52

occurred and is continuing, the consent of the Borrower shall not be required.  Such consent shall not be unreasonably withheld or delayed.  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

12.3.2.  Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment.  The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and the Aggregate Outstanding Credit Exposure assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the Purchaser desires that its Loans be evidenced by a Note, make appropriate arrangements so that a Note is issued to such Purchaser.

12.3.3.  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

12.3.4.  Resignation as Issuer.  Notwithstanding anything to the contrary contained herein, if at any time any Lender assigns all of its Commitment and Loans pursuant to this Section 12.3, such Lender may, upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuer.  If any Lender so assigns all of its Commitment and Loans, it shall (i) retain all the rights and obligations of an Issuer hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of such assignment (including the right to require the Lenders to fund risk participations in respect of such Letters of Credit) and (ii) have no right or obligation to issue Letters of Credit on or after the effective date of such assignment.

53

12.4.  Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10 of this Agreement.

12.5.  Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

12.6.  Restructure or Transfer.  Notwithstanding any other provision of this Agreement, no Lender may assign, sell a participation in or otherwise transfer any of its rights or obligations hereunder to the Borrower or any Affiliate thereof.

ARTICLE XIII

NOTICES

13.1.  Notices.  Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire delivered to the Administrative Agent or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

13.2.  Electronic Communications.  Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent,  provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

54

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

13.3.  Change of Address.  The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS; EFFECTIVENESS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall become effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WISCONSIN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2.  WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT, EACH ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

55

IN WITNESS WHEREOF, the Borrower, the Lenders, the Issuers and the Administrative Agent have executed this Agreement as of the date first above written.

MGE ENERGY, INC.

By: /s/ Jeffrey C. Newman

Title:  Vice President, Chief Financial Officer, Secretary and Treasurer

133 S. Blair St., Madison, WI  53701

Attention: Vice President, Chief Financial Officer, Secretary and Treasurer

Telephone: 608-252-7149, Fax: 608-252-7098

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as an Issuer and as a Lender

By: /s/ David N. Slezewski

Title: Authorized Officer

22 E. Mifflin St., Madison, WI 53703

Attention: David N. Slezewski

Telephone: 608-282-6575, Fax: 608-282-6596

BANK OF AMERICA, N.A., as Syndication Agent, as an Issuer and as a Lender

By: /s/ Carlos E. Morales

Title: Senior Vice President

Bank of America, N.A.

135 South LaSalle Street, Chicago, IL  60603

Attention: Carlos E. Morales

Telephone: 312-992-6357, Email: carlos.e.morales@baml.com

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent, as an Issuer and as a Lender

By: /s/ David Seaton

Title: Vice President

1 South Pinckney Street

P.O. Box 7900, Madison, WI 53707-7900

Attention: David Seaton

Telephone: 608-252-4027, Email: david.seaton@usbank.com

SCHEDULE I

LENDERS AND COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$25,000,000
Bank of America, N.A.	$12,500,000
U.S. Bank National Association	$12,500,000
TOTAL	$50,000,000

PRICING SCHEDULE

STATUS	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
LIBOR Margin/Letter of Credit Fee Rate	0.625%	0.750%	0.875%	1.000%	1.125%
Base Rate Margin	0.000%	0.000%	0.000%	0.000%	0.125%
Commitment Fee Rate	0.050%	0.060%	0.075%	0.100%	0.125%

The LIBOR Margin, the Base Rate Margin, the Commitment Fee Rate and the Letter of Credit Fee Rate shall be determined in accordance with the foregoing table based on the Madison Gas’ Status as determined from its then-current Moody’s and S&P Ratings.  The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.  If at any time Madison Gas has no Moody’s Rating or no S&P Rating, but has a Rating, the Status shall be determined based on the Rating that is then in effect.  If at any time Madison Gas has no Moody’s Rating and no S&P Rating, Level V Status shall exist.

“Level I Status” exists at any date if, on such date, the Moody’s Rating is Aa2 or better or the S&P Rating is AA or better.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Moody’s Rating is Aa3 or better or the S&P Rating is AA- or better.

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Moody’s Rating is A1 or better or the S&P Rating is A+ or better.

“Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I, Level II or Level III Status and (ii) the Moody’s Rating is A2 or better or the S&P Rating is A or better.

“Level V Status” exists at any date if, on such date, the Borrower has not qualified for any other Status.

“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. and then in effect with respect to Madison Gas’ senior unsecured long-term debt securities without third-party credit enhancement.

“Rating” means the S&P Rating or the Moody’s Rating.

“S&P Rating” means, at any time, the rating issued by Standard and Poor’s Rating Services, a Standard & Poor Financial Services, LLC business, and then in effect with respect to Madison Gas’ senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

If Madison Gas is split-rated and the ratings differential is one level, the better rating will apply.  If Madison Gas is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply.  If there is no midpoint, the higher of the intermediate ratings will apply.

Schedule 5.8

Subsidiaries

Name	Jurisdiction of Incorporation	Percentage Owned
Madison Gas and Electric Company	Wisconsin	100%
Central Wisconsin Development Corporation	Wisconsin	100%
MAGAEL, LLC	Wisconsin	100%
MGE Power LLC	Wisconsin	100%
MGE Power Elm Road, LLC	Wisconsin	100%
MGE Power West Campus, LLC	Wisconsin	100%
MGE Transco Investment, LLC	Wisconsin	100%*
NGV Fueling Services, LLC	Wisconsin	100%
North Mendota Energy & Technology Park, LLC	Wisconsin	100%
MGE State Energy Services, LLC	Wisconsin	100%

*

MGE Energy, Inc. owns 46.82% directly and the remaining 52.18% indirectly (through its ownership of Madison Gas and Electric Company).

Schedule 6.13

Liens

Indenture of Mortgage and Deed of Trust. dated as of January 1, 1946, between Madison Gas and Electric Company and Firstar Trust Company, as Trustee.

Amended and Restated Leasehold Mortgage with Assignment of Rents dated as of October 27, 2005 from MGE Power West Campus, LLC, as Mortgagor, to U.S. Bank National Association, not in its individual capacity, except as expressly stated herein, but solely as Indenture Trustee under the Trust Indenture dated as of September 30, 2003 between MGE Power West Campus, LLC and U.S. Bank National Association, as trustee.

Collateral Trust Indenture, Security and Assignment Agreement dated as of February 3, 2010 among MGE Power Elm Road, LLC, the Secured Parties from time to time parties thereto, and

U.S. Bank National Association, as collateral trustee, as amended by the Joinder to Collateral Trust Indenture, Security and Assignment Agreement, dated as of February 28, 2011.

EXHIBIT A

FORM OF OPINION

[to be attached]

A-1

EXHIBIT B

COMPLIANCE CERTIFICATE

To:

The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 1, 2015 (as amended, modified, renewed or extended from time to time, the “Agreement”) among MGE Energy, Inc. (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.  I am the duly elected __________ of the Borrower;

2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.  The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.  Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

**[5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.]**

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

B-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of               ,        .

B-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of _________, ____ with
Provisions of ____ and ______ of
the Agreement

B-3

SCHEDULE II TO COMPLIANCE CERTIFICATE

REPORTS AND DELIVERIES CURRENTLY DUE

B-4

EXHIBIT C

ASSIGNMENT AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including any letters of credit and guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

2.

Assignee:

3.

Borrower:

MGE Energy, Inc.

4.

Administrative

Agent:

JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement.

5.

Credit Agreement:

Credit Agreement dated as of June 1, 2015 among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.

Assigned Interest:

C-1

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[1]
____________	$	$	_______%
____________	$	$	_______%
____________	$	$	_______%

7.

Trade Date:

1

Effective Date: ____________________, 20__ TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:

[Consented to and]1 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Title:

[Consented to:]1

C-2

[NAME OF RELEVANT PARTY]

By:

Title:

C-3

ANNEX 1

TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1(i) and (ii) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (iv) if it is a Non-U.S. Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions.  This Assignment shall be binding upon, and inure to t he benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.

C-1

Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the law of the State of Wisconsin.

C-2

EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To

JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement described below.

Re:

Credit Agreement, dated as of June 1, 2015 (as the same may be amended or modified, the “Credit Agreement”), among MGE Energy, Inc. (the “Borrower”), the Lenders named therein and the Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.11 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)

Date

(Please Print)

Signature

Bank Officer Name

Date

(Please Print)

Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

D-1

EXHIBIT E
NOTE

[Date]

MGE Energy, Inc., a Wisconsin corporation (the “Borrower”), promises to pay to the order of ____________________________________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.2 of the Agreement (as hereinafter defined), in immediately available funds at the office of the Administrative Agent determined pursuant to the terms of the Agreement referred to below, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June 1, 2015 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

MGE ENERGY, INC.

By:

Print Name:

Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF MGE ENERGY, INC.,
DATED _____________,

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT F

FORM OF INCREASE REQUEST

[__________ __], 200[_]

JPMorgan Chase Bank, N.A., as administrative agent

(in such capacity, the “Administrative Agent”)

under the Credit Agreement described below.

Ladies/Gentlemen:

Please refer to the Credit Agreement dated as of June 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among MGE Energy, Inc. (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

In accordance with Section 2.18 of the Credit Agreement, the Borrower hereby requests an increase in the Aggregate Commitment from $__________ to $__________.  Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________ as an Additional Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto.  Such increase shall be effective three Business Days after the date that the Administrative Agent acknowledges receipt of the letter attached hereto or such other date as is agreed among the Borrower, the Administrative Agent and the [increasing] [Additional] Lender.

Very truly yours,

MGE ENERGY, INC.

By: __________________________________

Name: ________________________________

Title: _________________________________

ANNEX 1 TO EXHIBIT [ ]

[Date]

JPMorgan Chase Bank, N.A., as administrative agent

(in such capacity, the “Administrative Agent”)

under the Credit Agreement described below.

Ladies/Gentlemen:

Please refer to the letter dated __________, 20__ from MGE Energy, Inc. (the “Borrower”) requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.18 of the Credit Agreement dated as of June 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acknowledgment of receipt hereof by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:_________________________

Title:______________________

Receipt acknowledged as of

_____________, 20___

JPMorgan Chase Bank, N.A., as Administrative Agent

By: ___________________________________

Name: ________________________________

Title: _________________________________

[ISSUERS]

ANNEX 2 TO EXHIBIT [ ]

[Date]

JPMorgan Chase Bank, N.A., as administrative agent

(in such capacity, the “Administrative Agent”)

under the Credit Agreement described below.

Ladies/Gentlemen:

Please refer to the letter dated __________, 20___ from MGE Energy, Inc. (the “Borrower”) requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.18 of the Credit Agreement dated as of June, 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the consent hereto by the Administrative Agent and each Issuer and the acknowledgement of receipt hereof by the Administrative Agent, or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or the Borrower may reasonably request in connection with the transactions contemplated by this letter.

The following administrative details apply to the undersigned:

(A)

Notice Address:

Legal name: __________________________

Address:

_______________________________

_______________________________

_______________________________

Attention:  _____________________________

Telephone:  (___) _______________________

Facsimile:  (___) ______________________

(B)

Payment Instructions:

Account No.:  ___________________________

At:

__________________________

___________________________

___________________________

Reference:    ___________________________

Attention:    ___________________________

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement and (b) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This letter may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this letter by telecopy shall be effective as delivery of a manually executed counterpart of this letter.  This letter shall be governed by, and construed in accordance with, the law of the State of Wisconsin.

Very truly yours,

[NAME OF NEW LENDER]

By:_________________________

Title:______________________

Acknowledged and consented to as of

______________, 20___

JPMorgan Chase Bank, N.A., as Administrative Agent

By: ___________________________________

Name: ________________________________

Title: _________________________________

[ISSUERS]